October 23, 2002

                                  EXHIBIT 99.1


                    STATEMENT OF CHIEF EXECUTIVE OFFICER AND
           CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the Form 10-QSB of Easy Money Holding Corporation for the quarter ended September 30, 2002, we, David Greenberg, Chief Executive Officer of Easy Money Holding Corporation, and David M. Kilby, Chief Financial Officer of Easy Money Holding Corporation, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

         (a) such Form 10-Q for the quarter ended September 30, 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in such Form 10-Q for the quarter ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Easy Money Holding Corporation as of, and for, the periods presented in such Form 10-Q.



         By:      /s/ David Greenberg          Date:   February 5, 2003
            -------------------------------            ----------------
                  David Greenberg
                  Chief Executive Officer



         By:      /s/ David M. Kilby           Date:   February 5, 2003
            -------------------------------            ----------------
                  David M. Kilby
                  Chief Financial Officer